Myer, Swanson, Adams & Wolf, P.C.
                               Attorneys At Law
                       The Colorado State Bank Building
                          1600 Broadway - Suite 1480
                             Denver, CO 80202-4918
                           Telephone (303) 866-9800
                           Facsimile (303) 866-9818


                                    May 1, 1998

Oppenheimer Variable Account Funds
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being furnished to Oppenheimer Variable Account Funds, a Massachusetts business trust, in connection with the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, for Oppenheimer Small Cap Growth Fund/VA (the "Fund"), filed by the Fund for the public offering of the Fund's shares. As counsel for the Fund, we have examined such statutes, regulations, Fund records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      Based upon the foregoing, we are of the opinion that the shares to be issued as described in the Registration Statement have been duly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Registration Statement, will be legally and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information).

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.

                               Sincerely,

                               /s/ Allan B. Adams
                               ------------------------
                               Allan B. Adams
                               Myer, Swanson, Adams & Wolf, P.C.
n1a/600/opinion